UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 ____________________________

FORM 8-K
 ____________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 24, 2019

____________________________

ARCHROCK, INC.
(Exact name of registrant as specified in its charter)

 ____________________________

Delaware	001-33666	74-3204509
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9807 Katy Freeway, Suite 100, Houston, TX 77024
(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 836-8000

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2019 Annual Meeting of Stockholders of Archrock, Inc. (the "Company" or "our") was held on April 24, 2019 (the "Annual Meeting"). At the Annual Meeting, the following matters, set forth in our proxy statement filed with the Securities and Exchange Commission on March 14, 2019, were voted upon with the results indicated below.

Proposal 1: Election of Directors
Our stockholders elected the following directors to serve until the next annual meeting of our stockholders or until their successors are duly elected and qualified.

Directors	Votes For	Votes Withheld	Broker Non-Votes
Anne-Marie N. Ainsworth	105,906,465	2,054,786	10,924,714
Wendell R. Brooks	106,482,881	1,478,370	10,924,714
D. Bradley Childers	105,537,878	2,423,373	10,924,714
Gordon T. Hall	104,788,216	3,173,035	10,924,714
Frances Powell Hawes	106,414,240	1,547,011	10,924,714
J.W.G. Honeybourne	105,003,251	2,958,000	10,924,714
James H. Lytal	105,917,468	2,043,783	10,924,714
Edmund P. Segner, III	106,679,902	1,281,349	10,924,714

Proposal 2: Ratification of Independent Registered Public Accounting Firm
Our stockholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Votes For	Votes Against	Abstentions	Broker Non-Votes
114,746,225	4,077,422	62,318	—

Proposal 3: Advisory Vote on Executive Compensation
Our stockholders approved, by a non-binding advisory vote, the compensation provided to our Named Executive Officers for 2018, as disclosed in our proxy statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
102,304,934	5,515,503	140,814	10,924,714

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHROCK, INC.

By:	/s/ STEPHANIE C. HILDEBRANDT
Stephanie C. Hildebrandt
Senior Vice President, General Counsel and Secretary

April 26, 2019

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